Exhibit 1.1

EXECUTION COPY

AmeriGas Partners, L.P.

7,000,000 Common Units

Underwriting Agreement

New York, New York

March 15, 2012

WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, NY 10152

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

CITIGROUP GLOBAL MARKETS INC.

388/390 Greenwich Street

New York, NY 10013

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, NY 10010-3629

J.P. MORGAN SECURITIES LLC

383 Madison Avenue, 28th Floor

New York, NY 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, NY 10036

UBS SECURITIES LLC

299 Park Avenue, 29th Floor

New York, NY 10171

As Representatives of the several

Underwriters named in Schedule II hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Ladies and Gentlemen:

AmeriGas Partners, L.P., a Delaware limited partnership (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective amounts in Schedule II hereto of 7,000,000 units (the “Underwritten Securities”) representing limited partner interests in the Issuer (“Common Units”). The Issuer also proposes to grant to the Underwriters an option to purchase up to the number of additional Common Units set forth in Schedule I hereto to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, the “Securities”).

The operating partnership of the Issuer, AmeriGas Propane, L.P., a Delaware limited partnership, is referred to herein as the “Operating Partnership” and AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Issuer and the Operating Partnership, is referred to herein as the “General Partner.” The Securities Act of 1933, as amended, and the rules and regulations thereunder, are herein referred to as the “Act.” Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

Pursuant to the offer to purchase dated March 14, 2012, the Issuer is offering to purchase for cash (the “Tender Offer”) up to $200,000,000 of the outstanding 6.50% Senior Notes due 2021 (the “Notes”). As described in the Disclosure Package and Final Prospectus, proceeds from the issuance and sale of the Securities, together with cash on hand, if necessary, shall be used to (i) pay consideration to holders who tender their Notes in the Tender Offer and (ii) pay fees and expenses in connection with the Tender Offer and sale of the Securities and (iii) such other purposes as are specified in the Disclosure Package and Final Prospectus.

1. Representations and Warranties. The Issuer, the Operating Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuer meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission not earlier than three years prior to the date hereof an “automatic shelf registration statement,” as defined in Rule 405 (Reg. No. 333-180096), on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing in accordance with Rule 462(e). The Issuer has filed with the Commission, pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Issuer will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, and as applicable, the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except for such omissions as are permitted under Rule 430B of the Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) As of the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the Execution Time, the Issuer was a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and as of the Execution Time, the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f) Any Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Each of the Issuer and the Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with full partnership power and authority to own, lease and operate its respective properties and to conduct its respective businesses in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Issuer and the Operating Partnership is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations or prospects (“Material Adverse Effect”) of the Issuer, its subsidiaries and the Operating Partnership, taken as a whole.

(h) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Issuer and the Operating Partnership, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) does not have a Material Adverse Effect on the Issuer, its subsidiaries and the Operating Partnership, taken as a whole, or (ii) would not subject the limited partners that are unitholders of the Issuer to any material liability or disability.

(i) None of the General Partner, the Issuer or the Operating Partnership has any subsidiaries, other than the Issuer, the Operating Partnership, Petrolane Incorporated, a Pennsylvania corporation (“Petrolane”), Heritage Operating, L.P. (“Heritage”) and Titan Energy Partners, L.P. and its subsidiary Titan Propane LLC (collectively, “Titan”), which would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X); all outstanding shares of capital stock of each significant subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for the security interest in the capital stock of the subsidiaries of Heritage granted pursuant to the Security Agreement dated as of June 28, 1996 between Heritage Holdings, Inc. and Heritage, as Assignors, and Wilmington Trust Company, as Collateral Agent.

(j) None of the Issuer, the Operating Partnership or the General Partner is in violation of its partnership agreement, certificate or articles of incorporation, by-laws, or other organizational documents. None of the Issuer, the Operating Partnership or the General Partner is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuer, the Operating Partnership or the General Partner, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuer, the Operating Partnership or the General Partner, which violation would, if continued, have a Material Adverse Effect on the Issuer, its subsidiaries and the Operating Partnership, taken as a whole. None of the Issuer, the Operating Partnership or the General Partner is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Issuer, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis.

(k) None of the offering, issuance and sale of the Securities by the Issuer, the execution, delivery or performance of this Agreement by the Issuer, the Operating Partnership or the General Partner, or the consummation by the Issuer, the Operating Partnership or the General Partner of the transactions contemplated hereby (i) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained or (ii) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation, by-laws or other organizational documents of the Issuer or any of its subsidiaries, the Operating Partnership or the General Partner or (iii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Issuer or any of its subsidiaries, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound other than as described in the Disclosure Package and the Final Prospectus or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Issuer or any of its subsidiaries, the Operating Partnership or the General Partner or any of their respective properties or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries, the Operating Partnership or the General Partner pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (iii), (iv) or (v) above, which conflict, breach, violation or default would not, if continued, have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis or the General Partner or materially adversely affect the consummation of the transactions hereunder and except, in the case of clause (i), for such as have been obtained and made under the Act or such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities or Blue Sky laws and regulations or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis, or have a material adverse effect on the consummation of the offering, issuance and sale of the Securities.

(l) Except as disclosed in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), none of the Issuer, its significant subsidiaries, or the General Partner has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Issuer and its subsidiaries on a consolidated basis.

(m) Each of the Issuer, its subsidiaries, the Operating Partnership and the General Partner has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis or (ii) which are being contested in good faith.

(n) None of the Issuer, its subsidiaries, the Operating Partnership, the General Partner, Heritage or Titan has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, except as described in the Disclosure Package and the Final Prospectus, and, since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, and except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s, the Issuer’s, Heritage’s or Titan’s derivative instruments, there has not been any material adverse change in the partners’ equity or the capital stock or long-term debt of the Issuer, the Operating Partnership, or the General Partner, other than the Issuer’s distributions on February 17, 2012 to the General Partner and to holders of common units of record on February 10, 2012 and there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries on a consolidated basis (any such event in this paragraph being termed a “Material Adverse Change”).

(o) PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements of the Issuer included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are the auditors of the Issuer and its subsidiaries (other than Heritage and Titan and their respective subsidiaries and general partners prior to January 12, 2012), and are independent within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(p) Grant Thornton LLP, who have expressed their opinion with respect to the combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are the auditors of Heritage and Titan and their respective subsidiaries prior to January 12, 2012 and are independent within Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.

(q) The financial statements of the Issuer included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods shown; the financial statements of the Issuer and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein; the pro forma financial statements included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the assumptions used in preparing such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(r) The combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods shown; the combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein.

(s) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements as contemplated by Section 13(b)(2)(B) of the Exchange Act and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; provided that, as of the date hereof, management’s most recent assessment of internal controls has not extended to the internal controls of Heritage and its subsidiaries and Titan and its subsidiaries.

(t) The Issuer maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Issuer has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(u) The General Partner is the sole general partner of the Issuer and the Operating Partnership with a general partner interest in the Issuer of 1.0% pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership as amended by Amendment No. 1 dated as of March 13, 2012 (the “Issuer Partnership Agreement”) and a general partner interest in the Operating Partnership of 1.0101% pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as it may be amended or restated at or prior to the Closing Date, the “AmeriGas Propane Partnership Agreement” and, together with the Issuer Partnership Agreement, the “Partnership Agreements”).

(v) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Issuer representing at least 20% limited partner interests.

(w) As of the Closing Date, the Issuer will continue to be the sole limited partner of the Operating Partnership, with a limited partner interest of 98.8899%, and will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

(x) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims.

(y) Each of the Issuer, the Operating Partnership and the General Partner has all requisite corporate or partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, with respect to the Issuer, the partnership power and authority to issue, sell and deliver the Securities as provided herein.

(z) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuer, the Operating Partnership and the General Partner.

(aa) At or before the Closing Date or any settlement date, the Issuer shall issue the Securities pursuant to the terms of the Disclosure Package and the Final Prospectus and the proceeds shall be used as set forth in the Disclosure Package and the Final Prospectus.

(bb) Each of the Issuer, its subsidiaries and the Operating Partnership has all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Disclosure Package and the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Issuer and its subsidiaries on a consolidated basis.

(cc) Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuer, the Operating Partnership or the General Partner threatened, to which any of the Issuer, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Issuer, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuer, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject that is reasonably expected to (x) individually or in the aggregate, have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis, or the General Partner, (y) prevent or result in the suspension of the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement.

(dd) None of the Issuer, its subsidiaries, the Operating Partnership or the General Partner (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis, (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, or (iii) is violating any terms and conditions of any such permit, license or approval, which, in the case of clause (ii) or (iii), would have a Material Adverse Effect on the Issuer and its subsidiaries on a consolidated basis.

(ee) The Issuer, its subsidiaries, the Operating Partnership and the General Partner maintain insurance covering their respective properties, operations, personnel and businesses. In the General Partner’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Issuer, its subsidiaries, the Operating Partnership, the General Partner, and their businesses. None of the Issuer, its subsidiaries, the Operating Partnership or the General Partner has received notice from any respective insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date or any settlement date.

(ff) The Securities and the limited partner interests represented thereby have been duly and validly authorized for issuance and sale to you by the Issuer pursuant to this Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). The Securities, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus; and, except as disclosed in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for limited partner interests or to purchase, nor any restriction upon the voting or transfer by any owners of, Common Units of the Issuer or the Operating Partnership pursuant to any of the Partnership Agreements.

(gg) None of the Issuer, the Operating Partnership or the General Partner is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or be “controlled by” an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

(hh) None of the Issuer, the Operating Partnership, the General Partner or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and each of the Issuer, the Operating Partnership and the General Partner agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

(ii) None of the Issuer, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. A “Sanctioned Entity” as used herein means (a) an agency of the government of, (b) an organization directly or indirectly controlled by or (c) an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority or other entity (each, a “Person”) residing in, in each case, a country that is subject to a sanctions program identified on the list maintained by U.S. Department of the Treasury’s Office of Foreign Assets Control (the “OFAC”) and published from time to time, as such program may be applicable to such agency, organization or Person. A “Sanctioned Person” herein means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

(jj) None of the Issuer, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) nor, to the knowledge of any of the Issuer, the Operating Partnership or the General Partner, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer, the Operating Partnership or the General Partner or any of their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act (“FCPA”), and the Issuer, the Operating Partnership, their subsidiaries and, to the knowledge of any of the Issuer, the Operating Partnership or the General Partner, their affiliates have conducted their businesses in compliance with the FCPA, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Issuer, the Operating Partnership, the General Partner and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Operating Partnership, the General Partner or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any of the Issuer, the Operating Partnership or the General Partner, threatened.

(ll) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

Each of the Issuer, the Operating Partnership and the General Partner acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Issuer, the Operating Partnership and the General Partner and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities shall be made on the date specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised on or after the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, through the facilities of The Depository Trust Company, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Issuer, the Operating Partnership and the General Partner, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives, prior to the termination of the offering of the Securities, (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package in a form approved by the Representatives, such approval not to be unreasonably withheld, conditioned or delayed, to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Issuer will furnish to the Representatives, upon request, and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Issuer agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Issuer under Rule 433. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Except to the extent of sales of Common Units to the General Partner so that the General Partner can maintain its percentage interest in the Issuer, the Issuer will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge, grant any options or warrants to purchase Common Units or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or the General Partner of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer (other than each executive officer of the General Partner who is providing to the Underwriters a letter substantially in the form of Annex II hereto pursuant to Section 6(j) hereto), directly or indirectly, including through the filing (or participation in the filing) of a registration statement with the Commission in respect of, or the establishment of or increase in a put equivalent position in or liquidation or the decrease in a call equivalent position in, within the meaning of Section 16 of the Exchange Act, any other Common Units or rights that represent the right to receive Common Units or any securities that are senior to or pari passu with Common Units or publicly announce an intention to effect any such transaction, for a period of forty-five (45) days from the Execution Time, other than pursuant to employee benefit plans or unit option plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement. For the avoidance of doubt, neither Energy Transfer Partners, L.P., nor any of its subsidiaries, including Heritage ETC, L.P., is an affiliate of the Issuer.

(i) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(j) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto; (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Issuer’s accountants and Heritage’s and Titan’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (ix) the fees and expenses of the transfer agent; and (x) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer, the Operating Partnership and the General Partner contained herein as of the Execution Time and the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer, the Operating Partnership and the General Partner made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, the Operating Partnership and the General Partner of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuer, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuer shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Issuer, the Operating Partnership and the General Partner, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance attached as Annex I hereto.

(c) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Issuer shall have furnished to the Representatives a certificate, signed by the President or any Vice President and the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Issuer, the Operating Partnership and the General Partner in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer, the Operating Partnership and the General Partner have complied, in all material respects, with all the agreements and performed, in all material respects, all the conditions on its part to be performed at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened;

(iii) the Securities have been duly listed, subject to official notice of issuance, on the New York Stock Exchange; and

(iv) after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuer, the General Partner or the Operating Partnership or any securities of the Issuer, the General Partner or the Operating Partnership (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by Moody’s Investor Service, Fitch Ratings or Standard & Poor’s and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuer, the General Partner or the Operating Partnership or any securities of the Issuer, the General Partner or the Operating Partnership by any such rating organization.

(e) The Issuer shall have requested and caused PricewaterhouseCoopers LLP, an independent registered public accounting firm, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(f) The Issuer shall have requested and caused Grant Thornton LLP, an independent registered public accounting firm, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h) Since the dates as of which information is given in the Disclosure Package and the Final Prospectus, other than as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s, the Issuer’s, Heritage’s or Titan’s derivative instruments and changes affecting the Issuer, Heritage and Titan as a result of the Heritage Acquisition, there shall not have occurred any material adverse change in the partners’ capital or capital stock of either of the Issuer, the Operating Partnership, or the General Partner, as the case may be, nor any material increase in the long-term debt of either of the Issuer, the Operating Partnership, or the General Partner, Heritage or Titan, (ii) there shall not have been any material adverse change or development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries on a consolidated basis, or the General Partner, and (iii) none of the Issuer, its subsidiaries, the General Partner and the Operating Partnership shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(h), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(i) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) On or prior to the Closing Date, the Issuer shall have furnished to the Representatives a letter substantially in the form of Annex II hereto from the General Partner and each executive officer of the General Partner addressed to the Representatives.

(k) The Issuers shall have furnished to the Representatives a certificate, dated as of the date hereof and signed by the Chief Financial Officer of the Partnership and Finance Corp. providing back up disclosure support as specified therein, in the form attached as Annex III hereof.

(l) The Securities shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuer, the Operating Partnership and the General Partner to perform any agreement herein or comply with any provision hereof other than by reason of a default or termination by any of the Underwriters pursuant to Sections 9 or 10 hereof, the Issuer will reimburse the Underwriters severally, through the Representatives on demand, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any transfers of the Securities by the Underwriters and any advertising expenses connected with any offer they make and the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of the Securities.

8. Indemnification and Contribution.

(a) The Issuer, the Operating Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer, the Operating Partnership and the General Partner will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer, the Operating Partnership and the General Partner by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Issuer, the Operating Partnership and the General Partner may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, the Operating Partnership and the General Partner, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuer, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer, the Operating Partnership and the General Partner to each Underwriter, but only with reference to written information furnished to the Issuer, the Operating Partnership and the General Partner by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information regarding the offering price and sales through affiliates appearing in the third full paragraph under the caption “Underwriting” and the information regarding stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids appearing in the seventh full paragraph under the caption “Underwriting.” This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) based on the advice of counsel, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer, the Operating Partnership and the General Partner and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Operating Partnership, the General Partner on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, the Operating Partnership and the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer, the Operating Partnership and the General Partner shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer, the Operating Partnership and the General Partner on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Operating Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 or each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Issuer, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, each officer of the Issuer, the Operating Partnership and the General Partner who shall have signed the Registration Statement and each director of the Issuer, the Operating Partnership and the General Partner shall have the same rights to contribution as the Issuer, the Operating Partnership and the General Partner, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. (i) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; (ii) provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in clause (ii) of this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives and Issuer shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuer’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Operating Partnership and the General Partner or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, fax no.: (212) 214-5918; with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Michael Kaplan; or, if sent to the Issuer, will be mailed, delivered or telefaxed to (610) 992-3258 and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Steven A. Samuel, Vice President - Law and General Counsel; with a copy to Morgan, Lewis & Bockius LLP, 111 Pennsylvania Avenue, N.W., Washington D.C., 20004, Attention: Linda L. Griggs.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Issuer, the Operating Partnership and the General Partner hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the engagement by the Issuer, the Operating Partnership and the General Partner of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer, the Operating Partnership and the General Partner agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer, the Operating Partnership and the General Partner agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Operating Partnership and the General Partner and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuer, the Operating Partnership and the General Partner hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus, (iii) 7,000,000 Common Units, representing the number of Underwritten Securities to be sold by the Issuer, and $41.25 per Common Unit, representing the price per Common Unit to the public, whether communicated orally or in writing, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 5:30 p.m. on March 15, 2012.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including all the documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

AMERIGAS PARTNERS, L.P.
By:	AmeriGas Propane, Inc., its general partner

By:	/s/ John S. Iannarelli
	Name:	John S. Iannarelli
	Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS PROPANE, INC.

By:	/s/ John S. Iannarelli
	Name:	John S. Iannarelli
	Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS PROPANE, L.P.
By:	AmeriGas Propane, Inc., its general partner

By:	/s/ John S. Iannarelli
	Name:	John S. Iannarelli
	Title:	Vice President — Finance and Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Agreement is

hereby confirmed and accepted

as of the date thereof.

WELLS FARGO SECURITIES, LLC

By:	/s/ Richard Tobin
	Name:	Richard Tobin
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Trevor Heinzinger
	Name:	Trevor Heinzinger
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Cogan
	Name:	John Cogan
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

Signature Page to Underwriting Agreement

UBS SECURITIES LLC

By:	/s/ Jane Dabney
	Name:	Jane Dabney
	Title:	Executive Director

By:	/s/ Bradley Epstein
	Name:	Bradley Epstein
	Title:	Associate Director

For themselves and the other

several Underwriters

named in Schedule II to

the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Title, Purchase Price and Description of Securities:

Title: Common Units

Number of Underwritten Securities to be sold by the Issuer: 7,000,000

Number of Option Securities to be sold by the Issuer: 1,050,000

Price per Common Unit to Public (include accrued dividends, if any): $41.25

Price per Common Unit to the Underwriters: $39.60

Closing Date, Time and Location: March 21, 2012 at 10:00 a.m. at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

SI

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Wells Fargo Securities, LLC	945,000
Barclays Capital Inc.	945,000
Citigroup Global Markets Inc.	945,000
Credit Suisse Securities (USA) LLC	945,000
J.P. Morgan Securities LLC	945,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	945,000
UBS Securities LLC	945,000
Janney Montgomery Scott LLC	385,000

Total	7,000,000

SII

SCHEDULE III

Issuer Free Writing Prospectuses

1.	Free Writing Prospectus dated March 15, 2012 filed with the SEC on March 16, 2012.

SIII

Annex I

[Letterhead of AmeriGas Propane, Inc., and executive officers of AmeriGas Propane, Inc.]

AmeriGas Partners, L.P. Public Offering of Common Units

March 21, 2012

WELLS FARGO SECURITIES, LLC

375 Park Avenue

New York, NY 10152

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

CITIGROUP GLOBAL MARKETS INC.

388/390 Greenwich Street

New York, NY 10013

CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, NY 10010-3629

J.P. MORGAN SECURITIES LLC

383 Madison Avenue, 28th Floor

New York, NY 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, NY 10036

UBS SECURITIES LLC

299 Park Avenue, 29th Floor

New York, NY 10171

As Representatives of the Several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) by and among AmeriGas Partners, L.P., a Delaware limited partnership (the “Issuer”), AmeriGas Propane, L.P., a Delaware limited partnership (“AmeriGas Propane”), AmeriGas Propane, Inc., a Pennsylvania corporation (the “General Partner” and collectively, the “Partnership Entities”), and you as the representatives of a group of Underwriters named therein, relating to the sale of an aggregate of 7,000,000 common units of limited partner interests in the Issuer (the “Common Units”) (said units to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”) and the option to purchase up to 1,050,000 additional Common Units to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Annex I

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of limited partner interests or any securities convertible into or exercisable or exchangeable for such units, or publicly announce an intention to effect any such transaction, for a period of forty-five (45) days after the date of the Final Prospectus; provided however, the exercise of options pursuant to an employee stock option plan should not be considered a disposition covered by this paragraph.

If for any reason the Underwriting Agreement should be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of AmeriGas Propane, Inc. and executive officers of AmeriGas Propane, Inc.]

Annex I

Annex II

Opinions to be delivered by Morgan Lewis

1. The General Partner is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to act as general partner of the Issuer and the Operating Partnership.

2. Each of the Issuer and the Operating Partnership is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, with the requisite partnership power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its respective businesses as described in the Disclosure Package and the Prospectus.

3. The Issuer, the Operating Partnership and the General Partner have all requisite corporate or limited partnership power and authority to execute, deliver and perform their respective obligations under the Underwriting Agreement and to consummate the transactions contemplated by the Underwriting Agreement, including, without limitation, in the case of the Issuer, the limited partnership power to issue, sell and deliver the Securities as provided therein.

4. The outstanding shares of capital stock of the General Partner and the partnership interests of the Operating Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except as the non-assessability of the partnership interests of the Operating Partnership may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the General Partner and all outstanding partnership interests of the Operating Partnership are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

5. The statements set forth under the captions “Description of Common Units and Certain Material Terms of Our Partnership Agreement” in the Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the Issuer Partnership Agreement or refer to statements of law or legal conclusions, fairly summarize such provisions in all material respects.

6. The descriptions of law and legal conclusions set forth in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they relate to matters of U.S. federal income tax law, fairly summarize in all material respects the legal matters referred to therein.

7. No consent, authorization, approval, license or order of or filing with any New York, Delaware or federal governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Issuer in connection with the consummation by the Issuer of the issuance and sale of the Securities or for the consummation by each of the Issuer, the Operating Partnership and the General Partner of its respective obligations under the Underwriting Agreement, other than such as previously have been obtained or made, including, without limitation, registration of the Securities under the Securities Act and Exchange Act and the listing of the Securities on the New York Stock Exchange; provided, however, that such counsel need express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

Annex II

8. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Issuer, the Operating Partnership and the General Partner.

9. None of the Issuer, the Operating Partnership or the General Partner is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

10. The execution and delivery of the Underwriting Agreement by the General Partner, on its own behalf and on behalf of the Issuer and the Operating Partnership, do not, and the performance by the Issuer, the Operating Partnership or the General Partner, as applicable, of their obligations thereunder, will not (i) result in a violation of the certificate of incorporation or bylaws of the General Partner, the Fourth Amended and Restated Agreement of Limited Partnership, dated as of July 27, 2009, as amended by Amendment No. 1 dated as of March 13, 2012, of the Issuer, or the Second Amended and Restated Agreement of Limited Partnership, dated as of December 1, 2004, as amended of the Operating Partnership, or (ii) breach or result in a default under any provision of any agreement or instrument filed as an exhibit to the Registration Statement, (iii) result in a violation of any federal law of the United States or any law of the State of New York, or any provision of the General Corporation Law of the State of Delaware or of the Delaware Revised Uniform Limited Partnership Act; or (iv) to such counsel’s knowledge, result in a violation of any decree, judgment, administrative judgment or order of any U.S., New York, Pennsylvania or Delaware court to which any of the Issuer, the Operating Partnership or the General Partner is named a party, except that such counsel need express no opinion in this paragraph regarding any federal securities laws, any state securities or “Blue Sky” laws.

11. The Securities to be issued and sold to the Underwriters by the Issuer hereunder and the limited partner interests represented thereby have been duly and validly authorized by the General Partner on behalf of the Issuer pursuant to the Issuer Partnership Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid (to the extent required) and nonassessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

12. Except for the right of the General Partner to maintain its percentage interest in the Issuer, there are no preemptive rights or other rights to subscribe for limited partner interests or to purchase, nor any restriction upon the voting or transfer by any owners of, Common Units of the Issuer or the Operating Partnerships pursuant to any of the Partnership Agreements.

13. To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Operating Partnership or the General Partner or any of their properties of a character required to be disclosed in the Issuer’s Annual Report on Form 10-K for its fiscal year ended September 30, 2011 (the “10-K”) or Quarterly Report on Form 10-Q for its quarter ended December 31, 2011 (the “December 10-Q”), each of which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, which is not disclosed in the 10-K or December 10-Q, and, to such counsel’s knowledge, there is no contract or other document of a character required to be described in the 10-K or December 10-Q, or required to be filed as an exhibit thereto, which is not described or filed as required; the statements in the 10-K under the heading “Business — Government Regulation,” which are incorporated by reference in the Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings as of the filing date of the 10-K, and, to such counsel’s knowledge, such summaries are accurate and fair summaries as of the Closing Date in all material respects, except with respect to the Federal Motor Carrier Safety Act and the Homeland Security Act of 2002 and any state or municipal fire codes, as to which we express no opinion.

Annex II

14. The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to such counsel’s knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters, to the effect that, on the basis of the information they gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it became effective, and the Prospectus, as of the date hereof (except in each case as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which such counsel need not make any comments), appeared or appear on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and (b) each of the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus (except in each case as to the financial statements, schedules and other financial and accounting data and assessments or reports on the effectiveness of internal control over financial reporting, as to which such counsel need not make any comments), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act. Furthermore, subject to the foregoing, nothing came to such counsel’s attention that caused them to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Shelf Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, considered as a whole at the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) such counsel need not pass upon, nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 5, 6 and 13 in their opinion, dated the date hereof delivered to you pursuant to Section 6(b) of the Underwriting Agreement) and (b) such counsel need not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data derived therefrom or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the Disclosure Package or the Prospectus.

Annex II

Annex III

AmeriGas Partners, L.P.

Chief Financial Officer’s Certificate

March 15, 2012

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement dated March 15, 2012 (the “Underwriting Agreement”), among AmeriGas Partners, L.P., a Delaware limited partnership (the “Issuer”) and the several Underwriters named in Schedule II thereto (collectively, the “Underwriters”).

In connection with the offering by the Issuers of 7,000,000 common units of limited partner interests in the Issuer and the option to purchase up to 1,050,000 additional common units to cover overallotments pursuant to a preliminary prospectus supplement dated March 14, 2012 (the “Preliminary Prospectus Supplement”), I, John S. Iannarelli, Vice President – Finance and Chief Financial Officer of the Issuer, solely in my capacity as such, have been asked to deliver this certificate to the Underwriters and, based on an examination of the Issuer’s financial records and schedules undertaken by myself and members of my staff who are responsible for the Issuer’s financial accounting matters (“Accounting Staff”), I hereby certify to the best of my knowledge and on behalf of the Issuer that:

1.	I am responsible for and familiar with the accounting and operations systems of the Issuer and its consolidated subsidiaries. In addition, I am familiar with the internal budget and financial planning of the Issuer and its consolidated subsidiaries.

2.	The Issuer’s consolidated financial statements and the section of the Preliminary Prospectus Supplement entitled “Prospectus Supplement Summary – Outlook,” which sets out certain forward-looking information for the quarter ending March 31, 2012 and the fiscal years ending September 30, 2012 and September 30, 2013, respectively (the “Prospective Financial Information”), have been prepared under my supervision.

3.	(a) The Prospective Financial Information has been made on a reasonable basis and in good faith, and has been prepared on a consistent basis with methods used when the Issuer has previously provided earnings guidance; (b) the assumptions underlying the Prospective Financial Information are reasonable and consistent with the assumptions used in the Issuer’s internal budgeting process; and (c) the assumptions set out in the Preliminary Prospectus Supplement accurately and fairly describe each key assumption upon which the Prospective Financial Information is based.

This certificate is being furnished to the Underwriters to assist the Underwriters in conducting and documenting their investigation of the affairs of the Issuers in connection with the offering and sale of the Notes.

[signature page follows]

Annex III

IN WITNESS WHEREOF, the undersigned officer has hereunto executed this certificate as of the date first set forth above.

AMERIGAS PARTNERS, L.P.

By:
	Name:	John S. Iannarelli
	Title:	Vice President – Finance and Chief Financial Officer

Annex III